CLINIGENCE HOLDINGS announces the successful acquisitions of accountable healthcare america, inc. and AHP Management, inc. to form one of the nation’s leading technology-enabled population health management companies

ATLANTA, GA − (PRNewswire) – March 2, 2021 – Clinigence Holdings, Inc. (“Clinigence” or the “Company”) (OTC: CLNH), a pioneer in clinical data integration, clinical quality reporting and population health analytics, today announced the successful acquisitions of Accountable Healthcare America, Inc. (“AHA”), a leading medical management platform company and provider network in Florida, and AHP Management, Inc. (“AHP”), a management services organization and provider network in California. The newly combined company, which will be renamed Accountable Healthcare America and will be headquartered in Ft. Lauderdale, Florida, brings together three leading, complementary healthcare organizations to form one of the nation’s leading technology-enabled, risk-bearing population health management companies. The transactions were approved by the Boards of Directors of all three companies.

Based in Ft. Lauderdale, Florida and founded in 2017 by industry veterans with a combined 125 years of experience in the Medicare managed care space, AHA is a leading medical management platform company that currently has an investment in one of the most successful accountable care organizations with approximately 16,000 Medicare members through a network of over 65 providers. Through its investment AHA provides a suite of services for its providers, including care coordination, high-risk care managers, documentation improvement and medical coding programs, medical management best practices programs, health management programs such as annual wellness visits and chronic care management, and performance improvement plans.

Based in Los Angeles, California and founded in 2000, AHP Management, Inc.’s affiliated medical group, AHP IPA, currently provides care for 22,065 patients, including approximately 1800 Medicare Advantage patients, through a network of 141 primary care physicians and 660 specialists. AHP Management’s affiliated medical group, AHP IPA, has become a variable interest entity (“VIE”) of Clinigence in order to be compliant with California’s corporate practice of medicine regulations.

The combination of the three companies fuses one of the leading healthcare information technology companies with two leading medical management companies to form a unique, scalable operating platform that is well positioned for the ongoing transition of U.S. healthcare from fee-for-service payments to value-based reimbursements, including full-risk, global capitation models. The platform also addresses another major theme in U.S. healthcare: faced with mounting costs, shifting regulations and burdensome billing, reporting and technology requirements, many physicians and medical groups have been selling their practices to larger hospital systems. The strategy of the combined company is to be one of the few, preeminent technology-enabled national medical groups by acquiring and/or operating medical groups, independent practice associations (“IPAs”), accountable care organizations (“ACOs”), management services organizations (“MSOs”) and individual practices, allowing providers to focus on providing the best quality of care to their patients.

Under the terms of the two merger agreements, Clinigence will issue newly-issued shares of common stock, on a fully-diluted pro rata basis, to the equity holders of AHP and AHA in exchange for 100% of the outstanding equity securities of AHP and AHA. The former AHP equity holders will own 45% of Clinigence’s issued and outstanding common stock, the former AHA equity holders will own 35% of Clinigence’s issued and outstanding common stock, and the former Clinigence equity holders will own 20% of Clinigence’s issued and outstanding common stock, in each case on a fully-diluted, as converted basis as of immediately prior to the transactions.

Warren Hosseinion, M.D., the Co-Founder and former CEO of NASDAQ-listed Apollo Medical Holdings and current Chairman of Clinigence, will serve as Chairman and CEO of the combined company. Fred Sternberg, Founder and CEO of AHA and Co-Founder and former CEO of publicly-listed Metropolitan Health Networks, which was subsequently sold to Humana for $850 million, will serve as President.

The Board of Directors will consist of ten directors: seven from Clinigence, five of which are independent, one from AHA and one from AHP. One new independent director has been added to the Board: Randall Stern, Founding Member and Chairman of the Investment Committee of Boone Opportunity Lenders, an independent sponsor in Greenwich, CT, that manages investment funds and provides capital for companies seeking to complete acquisitions, management buyouts and recapitalizations. One Board Observer is also being added: Oded Levy, Co-Founder, President and Managing Partner of Blue Ox Healthcare Partners, a private equity firm in New York City that invests in healthcare companies.

“We are excited to announce the strategic mergers with AHA and AHP to create one of the leading technology-enabled population health management companies in the country. We expect to be an active participant in the consolidation of our industry,” stated Warren Hosseinion, M.D., Chairman and Chief Executive Officer. “We believe that combining our three companies will give us the necessary scale, leadership, technology and intellectual capital to succeed in today’s U.S. healthcare delivery market. And as stated before, our goal is to seek to list our common stock on the Nasdaq Capital Market.”

Proposed Timeline for Listing of Common Stock on Nasdaq

Clinigence intends to apply for listing on Nasdaq as soon as practicable. The process is expected to take 4-6 months to complete, but could take longer. There can be no assurance that the company will be able to list its common stock on Nasdaq.

Name Change and Trading Symbol Update

The Company intends to change its name to Accountable Healthcare America and to apply for a new ticker symbol.

Copies of the merger agreements in their entirety and the Form 8-K report may be accessed at www.sec.gov.

About Clinigence Holdings, Inc.

Clinigence Holdings, a fully reporting, publicly-held company, is a leading healthcare information technology company providing an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations. For more information, please visit www.clinigencehealth.com. Information on our website does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to, economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Merger, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Clinigence Holdings, Inc.

Mike Bowen

Chief Financial Officer

Via email at mike.bowen@ahahealthcare.net

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